Exhibit 99.1

Riot Blockchain Releases May 2018 Cryptocurrency Mining Production Yield
Riot yields approximately 122 Bitcoins (including converted BCash) and 28 Litecoins for the month

CASTLE ROCK, Colo., June 7th, 2018 /Accesswire/ -- Riot Blockchain, Inc. (NASDAQ: RIOT) (the “Company”) announced its unaudited cryptocurrency mining production yield for the month of May 2018.
The Company produced approximately 122 Bitcoins during May, including the BCash that was mined and converted to Bitcoin throughout the month.  The Company produced approximately 28 Litecoins as well.  The Bitcoin yield represents an approximate 13% increase over the Company’s yield for the month of April 2018.
Riot utilized a daily average of approximately 5,104 cryptocurrency ASIC miners during the month of May.  The Company presently has approximately 7,850 cryptocurrency ASIC miners deployed utilizing approximately 11.5MW of energy capacity.
The Company additionally announced that its previously announced investment agreements with The Block Crypto, Inc. were terminated by mutual consent.
The Company intends to release the monthly unaudited yield from its mining operation through June 2018 and then re-evaluate how best to continue keeping its shareholders apprised.

About Riot Blockchain
Riot Blockchain is focused on building, supporting, and operating Blockchain technologies, primarily through its cryptocurrency mining operations and other internally developed businesses, as well as joint ventures, acquisitions, and targeted investments in the sector. For more information, visit http://www.RiotBlockchain.com/.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 17, 2018 and in periodic reports we file with the SEC in the future. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.
Safe Harbor
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," “should,” "potential," "hope" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including but not limited to our history of operating losses, the Company’s ability to successfully implement our new business strategy, our rapidly increasing costs, the Company’s ability to raise additional capital, risks relating to acquisitions, joint ventures and investments in other companies or technologies, the value of bitcoin and other cryptocurrencies, which historically has been subject to wide swings, legal proceedings, governmental and other regulations affecting the Company’s business and cryptocurrencies and changes in such regulations, growth in the adoption and use of cryptocurrencies, shortages, technological obsolescence and difficulty in obtaining hardware, system failures, computer viruses and cybersecurity threats, technological change,  risks associated with the Company’s need for significant electrical power, the Company’s ability to successfully develop, market and launch any cryptocurrency exchange, the Company’s ability to protect the confidentiality of its trade secrets, competition,  general economic conditions and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Except as expressly required by the federal securities laws, the Company does not undertake any obligation to update forward-looking statements contained in this press release, whether as a result of new information, changed circumstances or future events or for any other reason.

Media Contacts:
Travis Kruse
212-845-4272
travis.kruse@russopartnersllc.com
Nic Johnson
212-845-4242
nic.johnson@russopartnersllc.com
Investor Contact:
IR@RiotBlockchain.com